Contract No.: KOZ/CON/001/04

Atyrau city, Republic of Kazakhstan August 16, 2004

SUBJECT

THIS CONTRACT is made on

August 6, 2004

BY AND BETWEEN

 KoZhaN LLP, hereinafter referred to as “CUSTOMER”, registered according to the legislation of the Republic of Kazakhstan and having its head office at the following address:

1/1 Jandosov st.

Almaty city, 480008,

the Republic of Kazakhstan,

Tel: +7 (3272) 509380, 509381

Tel\Fax: +7 (3272) 509382

and

Precaspiburneft-Kazakhstan LLP, hereinafter as “CONTRACTOR”, registered according to the legislation of the Republic of Kazakhstan and having its head office at the following address:

Bld. 6, St. Kurmangazy,

Atyrau city, 465027,

the Republic of Kazakhstan,

Tel: (3122) 21-96-30

Tel/Fax: (3122) 21-96-53

WHEREAS,

(А) Customer intends to perform the construction and drilling of one (1) exploration well in their Morskoe Field with the option, but not the obligation, to construct and drill two (2) additional wells;

(B) Contractor is ready to furnish the drilling unit named BU-1600/100ДГУ complete with drilling and auxiliary equipment as well as with the crew as per Appendix E to the Contract, to perform drilling operations on the pointed fields on Customer assignments (“Drilling Operations”);

(С) Customer has the right to perform exploration and production of hydrocarbons from Morskoe field based on the Contract with an Authorized Body represented by the Ministry of Energy and Mineral Resources of Kazakhstan date February 17, 2003 (Act of State Registration of a Subsoil Use Contract No. 1103 dated February 17, 2003), besides, possesses a privilege on Value-Added Tax within the period of exploration according to Tax Legislation of the Republic of Kazakhstan (Clause 230 of the Tax Code of RK no 209-II of RK Law);

(D) CONTRACTOR shall have a right to perform Drilling Operations on the basis   State license # 0001478 dated January 15, 1999.

Customer desires the Contractor, possessing the possibility and desire for that, to perform Drilling Operations on the wells of “Morskoe” field using the tax privilege herein.

ARTICLE 1. GENERAL PROVISIONS

1.  The following documents shall be deemed to form a part of this Contract and the importance of a preceding Contract appendix or provision is definitive (i.e. the following documents are arranged by their importance and significance):

•

Subject of Contract

•

Appendix A – General Conditions

•

Appendix B – Cost of Services

•

Appendix C – Parties Responsibilities Allocation

•

Appendix D – Effective Date of Contract. Management Rights Transfer and Payments Terms and Conditions

•

Appendix E – Term and Cancellation of Contract

•

Appendix F – Drilling Unit and Auxiliary Equipment List

•

Appendix G – Customer’s Right to Provide Services and Materials

The Customer shall make payments for Contractor services in accordance with Appendixes B, C, D. All the costs are given in national currency of the Republic of Kazakhstan – Tenge.

This Contract shall come into force according to the procedures given in Appendix D and be effective up to a written notification by any of the Parties on its cancellation according to the procedures given in Appendix E.

All notifications the need of which may arise out in connection with this Contract performance shall be deemed to be effective if they are given in a written form by a courier, registered letter or fax. All notifications should be send to another party to the address given bellow:

Customer:             KoZhaNLLP

1/1 Jandosov st.

Almaty city, 480008 ,

the Republic of Kazakhstan,

Tel\Fax: +7 (3272) 598903

Contractor:           “Precaspiburneft-Kazakhstan” LLP

Bld. 6, Str. Kurmangasy,

Atyrau city, 465027,

the Republic of Kazakhstan,

Tel. +7 (3122) 21-96-30

Tel/Fax: +7 (3272) 21-96-53

This Contract is compiled in Russian and English languages, in two (2) copies for each language of equal juridical force.

If any provisions of this Contract or Appendixes are completely or partly invalid or unfeasible, the effect of the rest provisions shall be deemed valid. The parties bind themselves to replace the invalid and unfeasible Contract or Appendices provisions with legal and feasible provisions ensuring achievement of the same legal and economic result. All questions not stipulated herein and in Annexes shall be resolved in accordance with the applicable legislation.

DEFINITIONS

In addition and terms, defined in the text of this Contraсt shall be the following definitions:

"Affiliate" or "Affiliated" shall mean a company or other entity that controls or is controlled by a party to this Сontract or company or other entity which controls or is controlled by a company or other entity which controls a party to this Contract, it being understood that control shall mean ownership by one company or entity of at least (50%) fifty percent of:

(i)

The voting stock if the company is a corporation issuing stock; or

(ii)

The control rights or interests if the other entity is not a corporation issuing stock.

“Managers group” means persons authorized by Contractor for successful performance of the present Contract provisions and submitted, in the form of personal list, to Contractor within three (3) Days from the moment of this Contract signing

“Day” means working day in the Republic of Kazakhstan.

“Customer Equipment” means Customer equipment, property, materials, stocks and products temporarily delivered to Contractor management for the present Contract performance.

“Contractor Equipment” means Contractor equipment, property, materials, stocks and products mobilized and used by Contractor for the present Contract provisions successful  performance.

“Personnel” means employees, officers, directors, agents invited by Contractor on the one hand and Customer- on the other hand.

“Formation fluid” means all the hydrocarbons, accompanying substances and formation water recovered from the field bowels to the surface at normal atmospheric pressure and temperature.

“Representative/Representatives of Customer” means persons authorized by Customer to supervise the performance of the present Contract provisions and submitted, in the form of personal list, to Contractor within three (3) Days from the moment of this Contract signing.

“Project” Technical project on the wells construction in “Morskoe” field, located in Atyrau oblast, approved and valid on the date of the services commencement.

“Handing the well over “on turn-key” basis” The well was drilled to the depth of not more than 1300 m. The well was cased with production string D = 168 mm, after cementing the string CNL (compensated neutron log) was gauged with tubing string with a gauge (reinforced cross) and artificial bottom was determined. Production string cement bond log was run. The tubing string was run into a hole. Wellhead is connected with string head on which X-mas tree was mounted. Production string together with wellhead equipment was leakage tested with water.

“Parties, Party” Participants or participant of this Contract, together or separately correspondingly, i. e. Customer and Contractor.

“Management” means all Contractor operations related to the use of Customer Equipment for Services performance.

“Tripartite commission” Commission formed of representatives of Customer, Contractor and the Third Independent Party competent in the field of oil activities. The commission gets together to evaluate Contractor or Customer actions in the case of dubious situations related to Contractor’s performance under this Contract.

ARTICLE 1

1.1.  Customer charges and Contractor undertakes to construct one (1) exploratory well with the option of additional infield production wells on a Turn-key basis according to technical project and geological-technical order (“GTO”) requirements for each separate well, and for the cost given in Appendixe B (cost only for first well). In the event Customer desires to alter the period of Contractor services performance or the scope of Contractor services (different from those defined in Appendix B of this Contract), the auxiliary services cost will be defined by Contractor daily rates or by other defined in Appendix B.

1.2.  Before commencement of Drilling Operations the parties shall develop and agree the Work program on each well drilled and tested based on passed technical project for each of the well’s construction in the Morskoe Field.

1.3. 30 days prior to the first well drilling commencement Customer shall provide the Contractor with all necessary technical documentation on the wells including:

-

Technical Project on well construction in “Morskoe” field,

-

GTO,

-

geological order.

ARTICLE 2

2.1. Either while performing services on the Contract area and, if necessary, outside its borders Contractor in the name of its Managers Group shall keep strict discipline and order among its personnel, not admit to operations unsuitably skilled and inexperienced persons.

2.2. If Customer presents substantiated written claim to remove from operations any member of Contractor personnel, as his further presence may cause damage to high-quality Services performance then Contractor shall make appropriate substitute within three (3) Days.

2.3. The order of moving of Contractor machinery over Contract area, its basing places and Equipment and materials stocking points shall be agreed between Contractor and Customer’s representatives.

2.4. Contractor shall bear full responsibility for implicit obedience to all regulations of competent state supervision bodies of the Republic of Kazakhstan in strict compliance with the legislation in force.

ARTICLE 3. CONTRACTOR PERSONNEL

3.1.  Contractor shall employ local manpower and only in exclusive cases take foreign labor power in strict compliance with legislation of the Republic of Kazakhstan.

ARTICLE 4. CUSTOMER REPRESENTATIVE

4.1.   Customer representative shall have unlimited access to the Drilling Unit with the aim of supervision and inspection of the operations performed by Contractor. The representative or representatives shall have corresponding authorities to make decisions on behalf of Customer on all the issues concerning Contractor activities while the operations performance. Contractor shall commit to co-operate with and render assistance to Customer personnel or personnel of other Contractors involved by Customer in the performance of any operations related to the given Contract performance.

ARTICLE 5. CUSTOMER DIRECTIONS

5.1.  Contractor shall commit to follow all the directions of Customer, which don’t contradict the provisions of this Contract.

ARTICLE 6. CONFIDENTIALITY

6.1.  The Parties undertake and agree to keep confidentiality of this Contract provisions, documentation, knowledge, experience, any joint documents, materials, any other information i.e. of organizational, technical, economical, financial and of any other kind the Parties possess and provide each other when performing this Contract. This Clause provisions shall remain in their effect after the termination of the Contract as well.

ARTICLE 7. PARTIES RESPONSIBILITY

7.1. The parties sustain juridical and property responsibility for non-execution or poor execution of the obligations taken under this Contract in compliance with the active legislation of the Republic of Kazakhstan. Contractor is obliged to use the money received from Customer for the operations related to the Contract performance only.

7.2. Contractor shall ensure 24-hour operations.

7.3. Should the Parties cannot resolve a dispute within 30 (thirty) calendar days after written notification given by one Party to the other Party on dispute subject, the Parties shall have the right to refer to economic disputes resolution board in the Republic of Kazakhstan.

7.4.  Should any Party infringes this Contract conditions causing the other Party property damage the latter may claim the damage reimbursement from the Party that infringed this Contract conditions and in the case of failure to settle the claim the suffered Party reserves the right to appeal to judicial bodies for reimbursement the damage from the Party that infringed this Contract conditions.

7.5.  In such a case this Contract conditions are the grounds for claiming the damage reimbursement either independently or together with other Contracts, protocols and agreements directly concerning the main aim constituting the base of this Contract.

1.1.

Jamming or damaging of the equipment in the well:

(i)

Contractor shall be responsible for jamming or damaging of the equipment in the well in case it happens through the use of faulty equipment, its unsatisfactory maintenance as well as a result of any breach of Contractor and its Subcontractors:   а) negligence; b) intentional offence; с) slip (including but not limited to: duty instructions infringement by Contractor personnel, appliance of impermissible operational methods, infringement of operational instructions and united technical rules in OGI (Oil and Gas Industry). In such a case Contractor shall extract the stuck equipment at its expense.

(ii)

Should the equipment stuck in the hole is not caused by any of aforesaid in item 7.6 (i) Contractor shall try, as per Customer instructions, to correct the situation aiming to restore operations to the state immediately prior the equipment jamming. When performing the aforesaid fishing operations and restoring the former equipment operation routine Contractor services payment is performed by “operational daily rate” defined in Appendix B at complete reimbursement of Contractor expenses for necessary materials acquisition.

7.7. Initial hole loss

(i)

In case of hole damage due to any of Contractor breaches defined in 7.6(i) Contractor shall restore the situation and for initial hole restoring period the operations are performed at Contractor charge. In case the hole is lost due to the same causes Contractor shall be obliged to re-drill or drill a new well at its own expense.

(ii)

In cases when hole loss or damage is not caused by any of Contractor breaches defined in 7.6(i) Contractor by Customer instructions re-drills the well or drills a new one in return for the former one. Such re-drilling is performed in compliance with this Contract conditions and Contractor services payment is performed by “operational daily rate” defined in Appendix B at complete reimbursement of Contractor expenses for necessary materials acquisition.

7.8.  Should it’s impossible to get the equipment stuck in the hole according to 7.6(i) successfully Contractor by Customer instructions abandons or closes the initial borehole and re-drills or drills a new borehole in the well or drills a new borehole in exchange of the former one in compliance with provisions of this Contract. The operations on abandoning\closing and the well borehole restoration to the initial depth (before the tool jamming) are performed by Contractor at its own expense.

7.9. Should it’s impossible to recover the equipment stuck in the hole according to 7.7(ii) successfully Contractor by Customer instructions re-drills or drills a new hole in the well or drills a new hole in exchange of the former one in compliance with the provisions of this Contract; Contractor services payment is performed by “operational daily rate” defined in Appendix B at complete reimbursement of Contractor expenses for necessary materials acquisition.

7.10. Well control

(i)

In the case of well control loss (uncontrollable oil, gas, water shows) caused by any of Contractor breaches defined in 7.6(i) Contractor shall correct the situation at its own expense.

(ii)

In the case the well control loss isn’t caused by any of Contractor breaches defined in 7.6(i) Contractor shall correct the situation in such a way that operation routine could restore to the state and conditions immediately prior to the well control loss. Aforesaid well control operations shall be performed in compliance with provisions of this Contract. Contractor services payment in such a case is performed by “operational daily rate” defined in Appendix B at complete reimbursement of Contractor expenses for necessary materials acquisition.

7.11. Complications

Complication – a borehole state caused by geological conditions (disparity between projected data and actual bed depths, cavities, abnormal low and high formation pressure) that doesn’t allow to perform operations in compliance with the Project and this Contract provisions and require expenditures of time and materials additional to those stipulated in this Contract and Project. Contractor confirms its readiness to perform any jobs on Complications elimination and shall perform them as if they were planned in the Project. Despite of aforesaid the cost of Complication elimination operation is not included in contractual job cost and shall be paid by Customer additionally as indicated in Appendix B.

7.12. The Parties’ responsibility level is evaluated by the tripartite commission while examining the circumstances of emergency and well control loss origin.

7.13. Customer has the right to conclude agreements on performing separate jobs under this Contract with other persons. In such a case the persons defined bear responsibility for non-performance or poor job performance directly in the face of Customer.

7.14. For poor job quality Contractor, according to “Oil and Gas Industry Safety Rules” requirements shall, on Customer choice:

a.

eliminate shortcomings in reasonable time free of charge; or

b.

lower the set job cost in proportion; or

c.

reimburse Customer expenses for shortcomings elimination.

ARTICLE 8. TAXES AND OTHER LEVIES

8.1. Contractor shall be responsible, not involving Customer herein, for paying of any kinds of taxes and levies, penalties directly or indirectly imposed upon Contractor or its Subcontractors, personnel or agents while Contract performance.

ARTICLE 9. ENVIRONMENT PROTECTION

9.1. Contractor shall be responsible for all the claims and penalties as well as compensations for the environment contamination caused by leaks of fuel, oil or any other chemical agents at the Drilling Unit or other equipment belonging to Contractor.

ARTICLE 10. INSURANCE

10.1. Contractor shall be obliged to acquire or provide, under the present Contract, an insurance coverage in conformity with the requirements of the Law of the Rebublic of Kszskhstn for the period of the operations performance. Prior to the operations commencement Contractor shall also commit to submit Customer the copies of the insurance policies it has.

ARTICLE 11. DOCUMENTATION TO BE FURNISHED BY CONTRACTOR

11.1. Upon the completion of operations on the wells construction Contractor shall be obliged to furnish Customer with the following well documentation:

-

Well file;

-

Geological and technological record books;

-

Daily drilling reports with drilling graphs;

Object test statements in case of the wells test performance by Contractor.

ARTICLE 12. FORCE MAJEURE

12.1. Neither of the Parties shell be liable for non-performance of its obligations under the present Contract, except paying sums upon time of payment coming, if obligations execution under this Contract is impossible, made difficult or postponed due to riots, strikes, wars (declared or undeclared), insurrections, rebellions, terrorist acts, civil disturbances, regulations and orders of state bodies, regardless of whether their power is official or self-styled, acts of God (except unfavorable weather conditions) or by act or causes (except unsatisfactory state of finances and inability to pay debts on terms) which are reasonably beyond the control of that Party including conditions and circumstances which solely by Contractor account threaten Personnel safety.

If any of the Parties is unable by any of aforesaid reasons fully or partially execute its obligations under the present Contract such a Party shall furnish the other Party with a written notification with detailed description of force majeure in the shortest time after its occurrence.

ARTICLE 13.  INDEMNITY

13.1. Contractor agrees to release, indemnify, hold harmless, and defend Customer from and against any claim, including any third party claim, demands, cause of action, loss, expense including legal expenses, or any liabilities whatsoever arising from or relating to the conducting of Drilling Operations.

13.2. Contractor agrees to release, indemnify, hold harmless, and defend Customer from and against any claim, including any third party claim, demands, cause of action, loss, expense including legal expenses, or any liabilities whatsoever arising from or relating to the conducting of Drilling Operations.

13.3. Contractor shall be liable for any damages caused to Customer’s property or any third party personnel or equipment, during provision of Drilling Operations in accordance with the laws of the Republic of Kazakhstan. Further Contractor agrees to notify Customer of any such damage within three (3) Days after such damage is made.

13.4 Subject to the laws of the Republic of Kazakhstan the release, defense and indemnity obligations of the Parties as set forth in this Article shall apply to all such losses and claims (and all costs associated therewith) however caused and regardless of the active, passive, sole or concurrent negligence, or any other liability in contract, tort under statute or otherwise, of any Party to be released, defended or indemnified thereunder and regardless of whether liability without fault or negligence per se is imposed or sought to be imposed on one or more of the Parties to be released, defended or indemnified.

ARTICLE 14. APPLICABLE LAW AND DISPUTE RESOLUTION

14.1 This contract shall be governed by, interpreted and construed in accordance with the laws of Kazakhstan.

14.2 The parties agree to make every effort, upon request, to settle any dispute, controversy or claim arising out of this Contract or in connection with the Contract or the breach, termination or invalidity of this Contract by way of negotiations (the “Dispute”).

14.3 If after sixty (60) business days following a party’s request to commence such negotiations the parties have failed to reach binding settlement of the Dispute, any party is entitled to seek settlement of the Dispute through arbitration.  Any such arbitration proceeding shall be handled by the International Arbitration Court “IUS” in Saint-Petersburg, Russia, and shall be governed by the rules and procedures of the International Arbitration Court “IUS”.  The arbitration commission shall consist of three (3) independent arbitrators.  Each Party shall designate one arbitrator and the designated arbitrators shall appoint the third arbitrator.

14.4 An award issued by the arbitration board (“Award”) with regard to a Dispute shall be final, non-appealable and binding upon both parties.

14.5 In case a party fails to voluntarily fulfil the Award, it shall be enforced in a manner stipulated by the laws of Kazakhstan.

14.6 The costs for any arbitration proceeding shall be compensated by the party which lost it.

For Customer:	For Contractor
Signature /s/ Bolat Mukashev	Signature /s/ D. A. Shutko

Mukashev B.R.	D.A. Shutko
Director	Director General

August “6” 2004	August “6” 2004

APPENDIX A

1.      GENERAL CONDITIONS

1.1. Contractor mobilization start is planned on August 10, 2004.

1.2. Mobilization start conditions – transfer by Customer a sum of money to the tune of

47 279 536   ($337 711) (forty seven million two hundred seventy nine thousand five hundred thirty six) Tenge as an advance payment according to the stipulated in Table B.2, Appendix B.

1.3. The operations shall include construction of 1 (one) “turn-key” wells on “Morskoe” field with the depth of not more than 1300 m.

1.4. Planned duration of separate operations performance is given in Table A.2.

1.5. Drilling unit type – “BU 1600/100DGU”.

1.6. Well drilling commencement day planned is October, 1 2004.

a.1.

Well construction supposed:

Table A.1

Borehole diameter	Casing diameter	Casing depth
508 mm	426 mm	25 m
295,3 mm	244,5 mm	350 m
215,9 mm	168 mm	1300 m

2. List of the operations to be performed by Contractor:

Table A.2

№

	Name of operation	Duration of the operations performance (Days)
1.	Mobilization and preparatory works including	50
1.1	Contractor Drilling Unit, equipment and camp move to the location, Drilling Unit Rig-Up	23
1.2.	Purchase of the materials for the well construction	50
2.	Drilling, casing of the well with the depth of not more than 1300m. according to the Project requirements, including: Drilling, 0 – 1300m, 20m coring, casing, production casing pressure test with water, CBL.	22

3.	Demobilization	21

For Customer:	For Contractor
Signature /s/ Bolat Mukashev	Signature /s/ D. A. Shutko

Mukashev B.R.	D.A. Shutko
Director	Director General

August “6” 2004	August “6” 2004

APPENDIX B

OPERATIONS COST

ARTICLE 1. DRILLING SERVICES COST (all cost is given in Tenge, excluding VAT).

1.1.    The Parties agreed that all Contractor Services cost and Contractor separate operations rates to be paid by Customer under the present Contract are stated in this Appendix.  The amount of the rates and the financing order are given in Table B.1 and Table B.2.

Table  B.1.

№

	Name of operations stage	Cost, Tenge
1.	Mobilization	7 042 840 ($50 306)
2.	Cost of operations on the construction of one well	74 453 120 ($531 808)
3.	Daily drilling rate (applicable while the performance of additional “turn key” operations as per Customer instructions)	1 393 700 ($9 955)
4.	Repair Rate (85% of Item #5 when in application)	888 454 ($6 346)
5.	Completion and testing daily rate	1 045 240 ($7 466)
6.	Daily rate for open hole section logging and while SBL performance and interpretation	836 220 ($5 973)
7.	Daily rate of stand-by through Customer fault	1 114 960 ($7 964)
8.	Force Majeure total daily rate	557 459 ($3 972)
9	Drill site restoration rate (except the last well)	812 000 ($5 800)
10.	Move to new location	2 800 000 ($20 000)
11.	Demobilization	6 338 640 ($45 276)

1.2. REPAIR DAY RATE. The Repair Day Rate shall apply during suspension of operations when a daily rate is being applied (not related to “turn-key” Operations) to permit repair, replacement, inspection, or non scheduled maintenance of the Drilling Unit and/or Contractor's other equipment (hereinafter referred to as "Downtime").  Customer will pay Contractor for downtime at the Repair Day Rate up to a maximum of twenty four (24) hours accumulated total in one calendar month. After such period of time stated in Contractor shall neither earn nor receive compensation for downtime as defined in this Appendix B, Article 1, 1.1.

Provided, however, that downtime for the following causes shall not be considered as repair time, and such time shall be paid at the Operating Day Rate:

(a)

Routine inspection of drilling equipment, lubrication, repacking swivel, slipping and/or cutting of drilling line, and similar operations; and

(b)

time during which major spare parts which are not normally stored on the Drilling Unit and are required for repairs on the Drilling Unit are located at the Operating Base and are waiting for transportation to the Drilling Unit.  It is expressly understood that, with regard to such movements of major spare parts, only the time spent waiting at the Operating Base will be considered as operating time, and the time spent in transit from the Operating Base to the Drilling Unit will be considered as repair time.

1.3. The cost of the move from one well site to another well site was calculated on the condition that the distance between the wells would not exceed three (3) km and assuming there wouldn’t be a need in additional road making. In case the distance of the move exceeds three (3) km the move cost would be paid according to an additional agreement between Customer and Contractor.

1.4. The Parties agreed that Contractor services cost would be paid as defined in table B.2.

Table B.2.

Cost item	Cost		Financing		Note
1	2	3	4	5	6
	Payment date (days from Contract signing date)	Sum, Tenge	Payment No	Sum, Tenge
Mobilization and procurement of materials	1		1	47 279 536 ($337 711)	Advance payment prior to mobilization (cost of mobilization and materials for the first well)
Payment for the first well	72		2	34 216 507 ($244 404)	Payment following the “turn-key” completion of works under the terms of the contract
Payment for tests at the first well			3	1 045 240 ($7 466) – per day	Payment following the completion of the well tests according to “daily rates”
Demobilization			4	6 338 615 ($45 276)	Payment following the demobilization of the drilling rig under the contractual terms
Total: (without test well assessment)				87 834 658 ($627 391)

Notes to Table B.2

Payments dates are conventional and will be defined by condition of Contractor operations stages performance under this Contract as shown in Table B.2 column 6 “Notes”.

1.5 In case of operations volume correction towards decreasing of the number of wells taking into account that when estimating contractual cost the Contractor profit was evenly distributed among all the three wells Customer shall pay Contractor, besides due sums, additional sum to the tune of Tenge 1,400,000 for each well not drilled, to maximum of Tengi 2,800,000, which represents the 2 optional wells as mentioned herein, assuming the first well is drilled and completed.

Should the Contract be cancelled after Contractor has mobilized his equipment for the first well, and rigged up all the rig and equipment and is ready to perform the services as specified in this contract then Contractor shall be entitled to the material cost (for one (1) well), the mobilization cost, the demobilization cost and a grande total of Tengi 4,200,000 which represents the first exploration well and the two (2) optional wells. All Tengi rates as mentioned in this Clause 1.5 shall be calculated as per the rates calculation specified in Clause 1.7 below.

1.6. In the case Customer decides to decrease the volume of Contractor services, i.e.:

a.

to drill well to the depth less than 1300 m;

b.

not to run casing string or run it to the depth less than 1300 m;

c.

not to install tubing string head and X-mas tree,

then the cost of Contractor services performed shall be decreased only by the value of the cost of 1 meter of well drilling (excluding the materials). All non-used materials (casing, floating equipment, tubing, casing head, X-mas trees, submersible pumps) are passed by Act to Customer at well site or are used by Contractor at the following wells under the Contract.

The cost of 1 meter penetration for re-calculation of the well cost in case of the depth change – 24 032 Tenge (excluding the cost of the returned materials aforesaid).

1.7 Contractor invoices for the jobs performed in National currency Republic of Kazakhstan, Tengi, at the rates fixed under the contract using coificient to the amount to be paid calculated as a Dollar ratio dated the issuance of the invoice (according sing job tickets) and the Dollar exchange rate accepted by the parties at the date of contractor signature which for simplicity shall equal to Tengi 140  = 1 US$Dollar

Calculation fo the invoice sum must be made utilizing the following formula:

Ccalc = KS/140 x Ccont

Where:

Ccalc – Value of Tengi, fixed on invoice

Ccont – Value of Tengi, fixed in the Contract

Ks – Dollar rate to Tengi at the date of invoicing.

ARTICLE 2. TAXES AND OTHER DUTIES. INSURANCE. LEGISLATION CHANGE.

2.1.All the rates and cost stipulated in this Appendix and the Contract as a whole do not include VAT.

a.1

Customer will endow Contractor with, exclusively on operations performed under this Contract, the existing privileges on tax payment release, which it enjoys in the Republic of Kazakhstan according to the provisions of the Contract with an Authorized Body.

a.2

 Customer makes that or other kind of insurance as is required by the terms and conditions of this contract. Contractor shall maintain, personnel insurance, Contractor motor transport insurance and equipment insurance and is made by Contractor itself at its account. Contractor must observe the acting Law of the Republic of Kazakhstan related to compulsory kinds of personnel insurance.

For Customer:	For Contractor
Signature /s/ Bolat Mukashev	Signature /s/ D. A. Shutko

Mukashev B.R.	D.A. Shutko
Director	Director General

August “6” 2004	August “6” 2004

APPENDIX C

PARTIES RESPONSIBILITIES ALLOCATION

1. This Appendix determines the Parties responsibility for the provision of the operations performed under this Contract with materials, technical and transport means, equipment, personnel, production-technical documentation and all necessary services defined in table C.1.

2. Columns 3 and 4 of the table define Parties’ degree of responsibility marked with numbers meaning the following accordingly:

1.

Contractor bears responsibility at the expense of Contractor, that is of sums entered into the estimate (contractual cost);

2.

Contractor bears responsibility at the expense of Customer, that is of sums not entered into the estimate (contractual cost);

3.

Customer bears responsibility at the expense of Customer, that is of sums not entered into the estimate (contractual cost);

4.

Customer bears responsibility at the expense of Contractor, that is of sums entered into the estimate (contractual cost);

Table C.1 RESPONSIBILITY DISTRIBUTION WHEN DRILLING WELLS

No	Sense of responsibility	Party responsible
		Contractor	Customer
1	2	3	4
1.	Well Project documentation		3
	Well site, size 100m x 100m, access road		3
3.	Operation plans and programs
3.1.	For preparatory works, drilling, casing	1
3.2.	For test and hydrodynamic research of wells		3

4.	Getting control bodies permission for well operations performance	1	3
5.	Materials and equipment acquisition (including
	delivery to the well site)
5.1	Chemicals for mud processing	1
5.2	Diesel fuel	1	3
5.3	Diesel oil	1	3
5.4	Oil or other liquid for well stimulation		3
5.5	Water for technical needs (water for mud mixing and well stimulation)		3
5.6	Cement and cement additives	1
5.7	Bottom hole assembly elements	1
5.8	Drill pipes	1
5.9	Drill bits	1
5.10	Casings	1
5.11	Casings float equipment	1
5.12	Drill pipes lubricant	1
5.13	Casings lubricant	1
5.14	Solids control system equipment	1
5.15	Hydraulic fluid for BOP control system	1
5.16	Casing head and adapter spools for Contractor blowout equipment installation	1
5.17	X-mas tree with the tubing hanger and head, X-mas tree manifold	1
5.18	Tubing	1
5.19	Acid and accompanying chemicals		3
5.20	Drinking water	1
5.21	Subs for casings float equipment	1
5.22	Cementing heads	1
6.	Personnel
6.1	Drill crew	1
6.2	Rig Up\Down crew	1
6.3	Auxiliary and attendance personnel	1
7.	Drilling equipment
7.1	Drilling Unit, BU 1600/100DGU as the set ensuring Contract operations performance	1
7.2	Contractor equipment service and repair	1
7.3	Contractor equipment spare parts	1
7.4	Equipment for closed loop (without pits) drilling	1
8.	BOPs	1
9.	Transport
9.1	Equipment mobilization and demobilization	1	3
9.2	Crew bus	1
9.3	Service water supply to the site	2
9.4	Drink water provision at the site	1
9.5	Oil provision (for well completion)		3
9.6	Emergency drop-side truck	1
9.7	Diesel fuel delivery	1	3
9.8	Diesel oil delivery	1	3
9.9	Lorry-mounted crane, not less than16 t load capacity	1
9.10	Bulldozer	1
9.11
9.12
10.	Cementing equipment
10.1	Casing cementing equipment	1
10.2	CA-320 technological duty	1
10.3	Equipment pressure test	1
10.4	Casing pressure test	1
11.	Well logging while drilling	1
11.1	Drill crew (to be paid as per the daily rate, see Table B.1, Appendix B)	1
11.2	Drilling Unit (to be paid as per the daily rate, see Table B.1, Appendix B)	1
11.3	Geophysical party		3
12.	Well production casing test
12.1	Drilling crew (to be paid as per the daily rate, see Table B.1, Appendix B)	1
12.2	Drilling Unit (to be paid as per the daily rate, see Table B.1, Appendix B)	1
12.3	Packer, downhole equipment (as required)		3
12.4	Geophysical party		3
12.4	Production casing perforation		3
13.	Fishing tools and accessories for Contractor equipment extraction from the well	1
14.	Camp	1
15.	Feeding	1
16.	Drilling operations and camp powering	1
17.	Crew delivery	1
18.	Drilling fluid service	1
19.	Cementing service	1
20	Drilling wastes utilization
20.1	Polygon and permission for drilling wastes utilization,		3
20.2	Cuttings transportation to the polygon indicated by Customer	1
21.	Territory cleaning after Drilling Unit Rig Down	1
22.	Open hole well testing	1
22.1	Drilling crew and Drilling Unit (to be paid as per the daily rate, see Table B.1, Appendix B)	1
22.2	Geophysical party		3

23.	Drilling with coring	1
23.1	Core delivery from the rig site to laboratory	2
23.2	Core analysis		3

For Customer:	For Contractor
Signature /s/ Bolat Mukashev	Signature /s/ D. A. Shutko

Mukashev B.R.	D.A. Shutko
Director	Director General

August “6” 2004	August “6” 2004

APPENDIX D

EFFECTIVE DATE OF CONTRACT, MANAGEMENT RIGHTS TRANSFER AND PAYMENT TERMS AND CONDITIONS

ARTICLE 1. EFFECTIVE DATE OF CONTRACT, MANAGEMENT RIGHTS TRANSFER

1.1.

The Parties agreed that Effective Date of Contract was 24.00 o’clock of the Contract signing day.

1.2.

Operations commencement date is considered to be the next day after advance receipt according to Table B.2, Appendix B. It’s considered from that moment that Contractor fully enters upon its duties. It is meant that Customer has undoubtedly fulfilled its obligations according to item 1.3, Article 1 of this Contract with respect to providing Contractor with the technical documentation.

ARTICLE 2. PAYMENT TERMS AND CONDITIONS

2.1. Contractor presents invoices for Services performed according to Appendix B for each operations stage performed within ten (10) Days after the stage completion.

2.2. Customer pays Contractor invoices within fourteen (14) Days from the date of invoice receipt.

2.3. If Customer contests an invoice, the Customer is obliged to notify Contractor in writing within five (5) Days from the date of the invoice receipt on the sum contested to enable Contractor to make the necessary corrections and present the invoice to the Customer once again. Non-contested part of the sum indicated in the invoice must be paid to Contractor in the terms according to item 2.2.

2.4. In the case the invoice is not paid within 3 Days after day of payment agreed according to item 2.2, the Customer pays a fine at the amount of 0.33% of non-paid sum for each Day of payment delay.

2.5. If Customer fails to fulfill its obligations on performed operations payment according to item 2.2 Contractor reserves the right, after Customer notification in advance in five (5) Days, to suspend this Contract operations performance with further possible one-side contract break off and getting all the payments due to Contractor. Operations resume after the payment for the operations performed has been made or under an additional agreement between Parties.

2.6. The time during which the operations are suspended as defined in item 2.5 is deemed to be the downtime of waiting for Customer decision and is paid according to the rates given in Appendix B.

2.7. Operations suspension by Contractor as defined in item 2.5 doesn’t entail canceling the validity of the remaining items of this article.

2.8. All the sums to be paid under the present Contract shall be transferred to Contractor account given below:

Bank account:

National Currency (KzT)

       003467482

Tax Registration Number

 151000028432

MFO

       191201783

Bank name: Atyrau Branch of «Almaty Merchant Bank» Closed Joint Stock Society

Bank’s Legal Address: Bld.152 «A»,  Chapaev St., Atyrau city, Republic of Kazakhstan

MFO (Bank’s Code):

       191201783

Bank’s Correspondent Account:   000885601

Bank’s Registration Number: 600900079718

For Customer:	For Contractor
Signature /s/ Bolat Mukashev	Signature /s/ D. A. Shutko

Mukashev B.R.	D.A. Shutko
Director	Director General

August “6” 2004	August “6” 2004

APPENDIX E

TERM AND CANCELLATION OF CONTRACT

ARTICLE 1. CONTRACT CANCELLATION

1.1.

Each Party shall have the right to terminate the Contract earlier than stipulated, if fulfillment of any Parties’ obligations under the Contract is affected by:

(1)

bankruptcy, or

(2)

systematic that means more than twice and/or groundless violation of the rights of one Party by the other one lasting more than 30 calendar days, or

(3)

concluding agreements with all creditors on debt restructuring, or

(4)

making decisions on voluntary, or compulsory liquidation, or

(5)

conducting affairs by court appointed trustee, administrator, liquidator or competitive manager.

1.2.  The Contract can also be cancelled in the case of force majeure duration for more than 3 months.

1.3. The Contract is not subject to cancellation if one of the Parties performs internal reorganization, re-registration.  In this case that Party shall notify the other Party in writing and offer to re-conclude the Contract on the same conditions.

1.4.

In the case of Contract cancellation by any of the Parties according to the provisions of this article, Contractor shall receive the payments for all the services performed before the Day of the cancellation as well the demobilization fee to the tune defined in Appendix B as a lump sum.

ARTICLE 2. CONTRACT CANCELLATION PROCEDURE

2.1. The Party intending to cancel this Contract shall notify, in writing, the other Party thereof within no less than ten (10) Days before that.

2.2. Within 10 (ten) Days prior to the cancellation of this Contract the Parties shall establish a committee of Parties’ authorized representatives to estimate the scope of services performed under this Contract in order to evaluate the services cost to be paid.

ARTICLE 3. CONTRACT TERM

3.1. This Contract shall be effective from the moment of this Contract signing until march 15, 2005. Upon agreement of the Parties this Contract can be extended for three more months.

For Customer:	For Contractor
Signature /s/ Bolat Mukashev	Signature /s/ D. A. Shutko

Mukashev B.R.	D.A. Shutko
Director	Director General

August “6” 2004	August “6” 2004

APPENDIX F

DRILLING UNIT AND AUXILIARY EQUIPMENT LIST

1.

Drilling Unit, BU 1600/100 DGU

EQUIPMENT		QTY	TECHNICAL DATA AND CAPACITIES
FULLY COMPLETE DRILLING UNIT, BU-1600/100 DGU		1

Land Drilling Unit equipped with diesel-hydraulic drive, having adequate level of its operation mechanization, block-module type, able to be moved within the field as separate blocks put on the rollers.

Hook load capacity – 100t

String-up - 4х5 lines

Drill pipe stand length – 25m

Rack work area, m2 (number of stands, DP, OD 4 ½”,  pcs.) – 2,94 m2 (84pcs.)

1	А-frame derrick	1	Type - А-frame Hook load capacity – 100t Height - 40,7m Height between rotary table and crown block frame (clearance in the derrick) - 38,7m
2	Substructure	1

Substructure load transmitted through rotary support frame – 98,5t

SUBSTRUCTURE LOAD TRANSMITTED THROUGH DERRICK SUPPORTS - 170 T

PIPE SETBACK LOAD - 59,1 T

DERRICK FLOOR ELEVATION - 5 M.

ROTARY BEAMS HEIGHT - 4 M

3.	Drawworks, B7.02.00.00	1	TENSION OF DRUM LINE - 8,76T WIRE DIAMETER - 25 MM DRUM DIAMETER - 550 MM NUMBER OF SPEEDS - 2 INPUT HORSEPOWER - 2х 400 HP
4	Drawworks and pumps drive	2	Diesel engine, Wola 24 AH, 465HP
5	Mud pumps	2	NBT-475, Type – triplex, Maximum flow rate – 45 l/sec, Maximum pressure developed – 250 kg/сm2
6	Crown block	1	Rated load capacity – 100t Drill line diameter – 25mm Sheave diameter – 800mm Number of sheaves - 4
7	Traveling block	1	Rated load capacity – 100t Sheave diameter – 800mm. Drill line diameter – 25mm Number of sheaves - 4
8	Swivel	1	CN-125, Romania-made Load capacity – 125t
9	Rotary table	1	«Р-560», Static load capacity – 320t Rotary table opening – 560mm Maximum RPM – 250rpm
10	Drilling hose	1	Diameter - 4 1/16" or more, standpipe, WP – 350 kg/сm2
11	Auxiliary brake	1	TEP 45-VI, electromagnetic, powder type
12	Air Unit	1 1	Air compressor with mechanical drive, КТ-7. Air compressor with power-operated drive КТЭ-7.
13	Air receiver	2	Equipped with air drying unit, 2мз each
14	Auxiliary winch	1	One-shaft, one-speed, reversible, drum type, load capacity - 1,5t
15	Pneumatic breaker	1	For breaking drill string and its components
16	Pneumatic slips	1	PКR-560 equipped with slips for DP, OD 140mm and 127mm
17	Power tongs	1	АКB-3М2
18	Monkey board	1	Stationary
19	Diesel-Generator set	2	200 kWt, drive, Wola 390 kWt, drive, МB-820
20	Water pump	1	Equipped with electric motor, 4,5kWt
21	Beam-crane	1	Equipped with electric hoist, 3t
22	High pressure compressor	1	АК2-150М, equipped with electric motor, 40kWt
23	Exhaust pipes	3	Going from diesels and diesel-generator sets
24	Tank - Spark-killer	3	1,5m3
25	Lights	39
26	Air conduits		set
27	Wall bracket crane	1	8КP2, 2t
28	Weight indicator	2	GIV-6
29	Hand tools	1set	Complete set
30	Drilling fluid mixing block	1set	Mud mixing funnel, cuttings pump with electric motor, VSN-150,40kWt, hydraulic mixer.
31	Circulation system		Shale shaker tank – 19m3 De-sander & de-silter tank – 40m3 Drilling fluid storage tank – 55m3
32	Hydraulic mixer	6	4 UPG
33	Power-operated mixer	6	equipped with electric motor, 7,5kWt
34	Receiving gantry with racks	1set	with metallic lining and guide channel
35	Tools site	1
36	Kelly (square)	1	Kelly, length not less 15m with casing.
37	Trip tools	1set	Universal tongs for DP, 5-20" OD
38	Trip tools	2sets each	PКR with slips for DP, OD 140mm and 127mm complete with spare dies.
39	Lighting	1set	Explosion-proof lighting of drilling fluid circulating system, substructure, derrick, BOPs site and drill site
40	Mud pumps manifold	1

Universal mud pumps manifold complete with all required pipes, valves, gates, rated for the pressure 250kg/сm2, used to connect mud pumps and making it possible to use separately any of the pump or pumps in series or in parallel.

41	Drilling line		OD 25mm
42	Steel rope		Steel rope, OD 13,5mm
43	Water pressure system	1	Used to wash Drilling Unit equipment
44	Spares		Adequate quantity of spares estimated for the whole cycle of non-interrupted operation.
45	DP elevators	2 sets	Elevator sets for DP, OD 127 mm
46	DC elevators	2 sets	Elevator sets for DC, OD 229, 203, 178 and 165 mm
47	Casing elevators	2 sets	Elevator sets for casings, OD 426, 298.5, 219.1 and 139,7 mm
48	Tubing elevators	2 sets	Elevator sets for tubing, OD 73 mm
49	SOLIDS CONTROL SYSTEM Shale shaker	1	Duel shale shaker, “Swaco-super”, fine mesh to screen clean drilling fluid from clay particles with one of the screens being located horizontally, the other – being sloped at 5° - 63 l/sec
50	De-sander	1	Model 2-12 «Swaco» consisting of two units: hydrocyclone and shale shaker, “Swaco”-made capacity is from 75 to 112l/sec
51	De-silter	1	Model 6Т4D, «Swaco»-made
52	Centrifuge	1	Model 414, «Swaco»-made
53	Degasser	1	UPETROM type, direct action Output – 55l/sec
54. BLOW OUT PREVENTI VE EQUIPMENT
54.1	Ram type preventer	1	11”х350, Cameron-made
54.2	Ram type preventer	1	11”х700, Cameron-made
54.3	Annular preventer	1	11”х350, Cameron-made
54.4	Choke line	1
54.5	Kill line	1
55	Fishing tools		Complete set
55.1	Overshot		BOWEN, OD 10 1/8", 150-FS, 6 5/8" Reg. Box with the devices used to pull all tubular out of hole.
			BOWEN, OD 7 5/8" with the devices used to pull all tubular out of hole.
			BOWEN, OD 8 1/8", 150 SH, as a set # 9817, connection 4 1/2" IF, used to pull core sampler, OD 6 3/4" as well as all tubular out of hole.
			BOWEN, OD 5 7/8" with the devices used to pull all tubular out of hole.
55.2	Subs with funnel	1 1 1	5/8" Reg. Pin x Reg. Box with Bell, OD 9 5/8" Reg. Pin 1/2 " x Reg. Box 4 1/2 " with Bell, OD 6 5/8" Reg. Pin 3 1/2 " x Reg. Box 3 1 / 2 " with Bell, OD 4 3/4"
55.3	Reverse circulation baskets		One (1) BOWEN, OD 11" basket # 2690 as a set with Reg. Box 6 5/8" One (1) BOWEN, OD 7 7/8" with Box 3 1/2" IF
55.4	Fishing magnets	1 each	22”, 10 ½”, 7", 5 ½”, 4 3/8"
55.5	Cone taps	1 1 1	6 5/8” Reg. X4 ¾”X 3 ¼” 6 ¾”OD X 4X2 1/8” 3 ½” IF X 3'1
56.	Fire fighting equipment	1set

Fire fighting equipment complete set.

Fire board – 4 items, 1 – in camp, 1 – at rig fuel & lubricants storage, 2 – rig site

 All the boards are furnished with 2 fire extinguishers, hooks, spades and sand boxes.

Drilling Unit is additionally provided with fire tank connected with all fire potential areas at the well site with rigid lines and fire hoses.

57.	Personal protection equipment	1set	Hard hats, gloves, safe boots Overalls, rubber gloves, goggles and safe foot wear for ten persons to work with hazardous agents First aid kits and stretches
58.	Protective means	1 4 2 2 1 5	Derrick man escape facility Derrick man safety belt Derrick man erector belt Breathing apparatus (Dragger type) Stationary gas detector (one post) Portable gas detectors
59. 59.1 59.2 59.3

Welding & cutting equipment

 DC welding machine

type

drive

drive power, HP

DC Welding transformer :

type

current, amperes

voltage, в

power, kWt

Acetylene-oxygen  equipment for metals cutting and soldering

		1 set 1 set 1 set	АDD-4001 diesel 40 ТD-500 80-500 30-60 30
60.	Medic equipment		First aid point

For Customer:	For Contractor
Signature /s/ Bolat Mukashev	Signature /s/ D. A. Shutko

Mukashev B.R.	D.A. Shutko
Director	Director General

August “6” 2004	August “6” 2004

APPENDIX G

Customer’s Right to Provide Services and Materials

1. Customer shall have the right, but not the obligation, to provide the Drilling Unit and associated equipment with diesel fuel and lubricants at Customer’s sole cost. The turnkey price for drilling each well will be reduced by the cost estimate Contractor used to prepare for his final turnkey drilling price.

2. Customer shall have the right, but not the obligation, to hire and provide transport for the mobilization and demobilization of Contractor’s rig and equipment and that of Contractor’s Sub Contractors at Customer’s sole cost.  Contractor’s unit price for Mobilization and Demobilization shall be reduced to reflect the costs associated with equipment rentals required for each said Mobilization and Demobilization.

For Customer:	For Contractor
Signature /s/ Bolat Mukashev	Signature /s/ D. A. Shutko

Mukashev B.R.	D.A. Shutko
Director	Director General

August “6” 2004	August “6” 2004